Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


1. On November 21, 2013, the Board of Directors authorized the filing of the Articles Supplementary for the Scotia Dynamic U.S. Growth Fund. Articles
Supplementary of Registrant for Class OOOOO, Class
PPPPP and Class QQQQQ shares of the Scotia Dynamic US
Growth Fund: Class I, Class II and Institutional Class shares, respectively, are incorporated herein by reference to Post-Effective Amendment No. 161 to the Registrant's Registration Statement (No. 33-20827) filed on December 27, 2013.

2. On May 15, 2013, the Board of Directors authorized the filing of the Articles Supplementary for the Matson
Money U.S. Equity VI Portfolio, Matson Money
International Equity VI Portfolio and Matson Money Fixed Income VI Portfolio. Articles Supplementary of
Registrant for Class LLLLL shares of the Matson Money
U.S. Equity VI Portfolio, Class MMMMM shares of the
Matson Money International Equity VI Portfolio and NNNNN shares of the Matson Money Fixed Income VI Portfolio are incorporated herein by reference to Post-Effective
Amendment No. 159 to the Registrant's Registration
Statement (No. 33-20827) filed on December 20, 2013.